                                                                      Ex-99.1(d)



               MERRILL, LYNCH CALIFORNIA MUNICIPAL SERIES  TRUST

                         Establishment and Designation

              Merrill Lynch California Insured Municipal Bond Fund



           The undersigned, being a majority of the Trustees of Merrill Lynch California Municipal series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Declaration of Trust, as amended, dated March 20, 1985 (the "Declaration") of the Trust, do hereby divide the shares of beneficial interest of the Trust, par value $.10 per share ("Shares"), to create a separate Series, within the meaning of said Section 6.2, as follows:

             1. The Series is designated the "Merrill Lynch California Insured Municipal Bond Fund" (referred to herein as the "Fund").

             2. Shares of the Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

             3. The purchase price of Shares of the Fund, the method of determination of net asset value of the Fund, the price, terms and manner of redemption of Shares of the Fund, and the relative dividend rights of holders of Shares of the Fund shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the currently effective prospectus and statement of additional information of the Trust relating to shares of the Fund, as amended from time to time, under the Securities Act of 1933, as amended.

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       IN WITNESS WHEREOF, the undersigned have signed this in- strument and have caused a duplicate original to be lodged among the records of the Trust this 18th day of December, 1992.



 /s/ KENNETH S. AXELSON               /s/ HERBERT I. LONDON
----------------------------          ---------------------------
 75 Jameson Point Road                New York University
 Rockland, Maine 04841                113-115 University Place
                                      9th Floor
                                      New York, New York 10003





 /s/ JOSEPH L. MAY                     /s/ ANDRE F. PEROLD
----------------------------          ---------------------------
 222 Fourth Avenue North              Andre F. Perold
 Nashville, Tennessee 37215           Morgan Hall
                                      Soldiers Field Road
                                      Boston, Massachusetts 02l63




/s/ ARTHUR ZEIKEL
--------------------------------
Box 9011
Princeton, New Jersey 08543-9011

       The Declaration of Trust establishing Merrill Lynch California Municipal Series Trust, dated March 20, 1985, a copy of which, together with all amendments thereto (the "Declaration", is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of "Merrill Lynch California Municipal Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch California Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.





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                                                                    Ex-99.1 (e)


                MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST

                         Establishment and Designation

                                       of

                      Class A Shares and Class B Shares of
                           Beneficial Interest of the
                        Series Designated Merrill Lynch
              California Insured Municipal Bond Fund of the Trust

      The undersigned, being a majority of the Trustees of Merrill Lynch California Municipal Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the De- claration of Trust, as amended, dated March 20, 1985 (the "Declaration") of the Trust, do hereby divide the shares of beneficial interest of the Series designated "Merrill Lynch California Insured Municipal Bond Fund" (the "Fund") of the Trust, par value $.10 per share ("Shares"), to create two classes of Shares, within the meaning of said Section 6.2, as follows:

      1. The two classes of Shares are designated "Class A Shares" and "Class B Shares".

      2. Class A Shares and Class B Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

      3. The purchase price of Class A Sharas and Class B Shares, the method of determination of net asset value of Class A Shares and Class B Shares, the price, terms and manner of redemption of Class A Shares and Class B Shares, and the relative dividend rights of holders of Class A Shares and Class B Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the currently effective prospectus and statement of additional information of the Trust relating to the Fund, as amended from time to time, under the Securities Act of 1933, as amended.

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     IN WITNESS WHEREOF, the undersigned have signed this instru- ment and have caused a duplicate original to be lodged among the records of Trust this 18th day of December, 1992.



/s/ KENNETH S. AXELSON               /s/ ANDRE F. PEROLD
------------------------------       ---------------------------
75 Jameson Point Road                Andre F. Perold
Rockland, Maine 04841                Morgan Hall
                                     Soldiers Field Road
                                     Boston, Massachusetts 02163



/s/ HERBERT I. LONDON                /s/ ARTHUR ZEIKEL
------------------------------       -----------------------------
New York University                  Box 9011
113-115 University Place             Princeton,  New Jersey 08543-9011
9th Floor
New York, New York 10003




/s/ JOSEPH L. MAY
-------------------------
Joseph L. May
222 Fourth Avenue North
Nashville, Tennessee 37219


     The Declaration of Trust establishing Merrill Lynch California Municipal Series Trust, dated March 20, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of "Merrill Lynch California Municipal Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch California Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.





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